                                                                Exhibit 10(a)

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



                                 April 28, 1999




Board of Directors
Providentmutual Life and Annuity
  Company of America
300 Continental Drive
Newark, DE 19713

                  RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE ANNUITY SEPARATE ACCOUNT (FILE NO. 33-65195)

Directors:

         We hereby consent to the reference of our name under the caption "Legal Matters" in the statement of additional information filed as part of the post-effective amendment No. 3 to the Form N-4 registration statement filed by Providentmutual Life and Annuity Company of America and Providentmutual Variable Annuity Separate Account (File No. 33-65195). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                           Sincerely,

                                           SUTHERLAND ASBILL & BRENNAN LLP





                                           By:   \s\ David S. Goldstein
                                                 -------------------------------
                                                     David S. Goldstein